EXHIBIT 23




               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
               ~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~



As independent public accountants, we hereby consent to the incorporation of our report dated January 26, 1994 covering the audited financial statements and related schedules of Cummins Engine Company, Inc., for the year ended December 31, 1993, included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 2-32091, 2-53247, 2-58696, 33-2161, 33-8842, 33-31095,
33-37690, 33-46096, 33-46097, 33-46098 and 33-50665.





                                             ARTHUR ANDERSEN & CO.

Chicago, Illinois
January 26, 1994